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Exhibit 21

                         Subsidiaries of the Company


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

                                                          State or Other
                                                   Jurisdiction of Incorporation
Subsidiary                                               or  Organization
----------                                         -----------------------------
Dyersburg Fabrics Inc............................            Tennessee
Dyersburg Fabrics Limited Partnership, I.........            Tennessee
DFIC, Inc........................................            Delaware
IQUE, Inc........................................            Tennessee
IQUEIC, Inc......................................            Delaware
IQUE Limited Partnership, I......................            Tennessee
United Knitting Inc..............................            Tennessee
UKIC, Inc........................................            Delaware
United Knitting Limited Partnership, I...........            Tennessee
AIH Inc..........................................            Delaware
Alamac Knit Fabrics Inc..........................            Delaware
Alamac Enterprises Inc...........................            Delaware
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